Exhibit 99.1

AITX's RAD Expands National Dealer Relationship with Third Order

Orders Across RIO 360, ROSA, RIO Mini and AVA Show Growing Reach of RAD's Security Portfolio

Detroit, Michigan, September 23, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced that it has received a third order from a recently signed national dealer for two RIO Mini™ systems and one AVA™ unit. The solutions are intended to support safety and security operations for a major construction equipment company in North Carolina. Announced approximately seven weeks after the dealer's first order, this latest order brings the relationship's product mix to four RAD solutions: RIO 360™, ROSA™, RIO Mini and AVA.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES
Third Order.
Four RAD Solutions.

Artist’s depiction of a RAD AVA at a vehicle entrance and a RIO Mini providing security coverage at a manufacturing facility. The image does not depict the customer’s actual site or deployment

The dealer's first order, announced August 5, was for a RIO 360 destined for a Fortune 500 specialty contracting and facilities services company. A second order announced August 12 added three ROSA units for a property operated by a publicly traded real estate investment trust. The latest order extends the relationship into a third end-user setting and adds RIO Mini and AVA to the dealer's RAD product mix.

"Three orders in seven weeks, across four RAD solutions and three very different customer settings. This dealer is finding opportunities for RAD throughout its business," said Troy McCanna, Chief Revenue Officer and Chief Security Officer of RAD. "Our team discussed this latest opportunity with the dealer at GSX in Atlanta just last week. Now we have an order that pairs site security coverage with intelligent access control for a major construction equipment operation."

A large equipment manufacturing site may have employees, contractors, delivery trucks and service vehicles moving through its gates while valuable machinery and materials sit across expansive lots. AVA can help verify credentials and vehicle access at entry points, flag unauthorized access and detect tailgating. The two RIO Minis can extend security coverage to equipment yards, parking areas and other parts of the property where permanent power or fixed security infrastructure may be unavailable. Together, the solutions address two distinct needs: knowing who comes through the gate and maintaining visibility across the site.

Each RIO Mini combines two ROSA heads in a compact, solar-powered security tower configuration. Each RIO Mini combines two ROSA heads in a compact, solar-powered security tower configuration. As a standalone unit, ROSA is a multiple award-winning, compact, self-contained security and communication solution that can be installed and activated in about 15 minutes. Its capabilities include AI-driven human, firearm and vehicle detection, license plate recognition, audio messaging, two-way communication and live video from high-resolution, full-color cameras. RAD has published seven Case Studies detailing how ROSA has helped eliminate instances of theft, trespassing and loitering at construction sites, mobile home parks, retail centers, hospital campuses, multi-family communities across the country. Its capabilities include AI-driven human, firearm and vehicle detection, license plate recognition, audio messaging, two-way communication and live video from high-resolution, full-color cameras. RAD has published seven Case Studies detailing how ROSA has helped eliminate instances of theft, trespassing and loitering at construction sites, mobile home parks, retail centers, hospital campuses, multi-family communities across the country.

The Company invites prospective clients, channel partners, and industry participants to connect with its team to learn how RAD's solutions can support their security and operational objectives.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the anticipated completion of the deployment, potential additional deployments and customer sites. Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially, including, among others: the risk that definitive agreements relating to the ordered unit are not executed, or are terminated or modified; delays or failures in manufacturing, international transportation, customs and import processing, customer site preparation, commissioning or acceptance; customer concentration; the Company's ability to fund its operations and scale production; and the other risks described in the Company's most recent Annual Report on Form 10-K and its subsequent filings with the Securities and Exchange Commission, available at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/